Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-145277 and 333-145276) of SonicWALL, Inc. of our report dated September 20, 2007, relating to the financial statements of Aventail Corporation as of and for the year ended December 31, 2006, which appear in this Form 8-K/A.

/s/ ARMANINO MCKENNA, LLP
San Ramon, California
September 21, 2007